Exhibit 23

Beckstead and Watts, LLP
Certified Public Accountants
                                      3340 Wynn Road, Ste. C
                                         Las Vegas, NV 89102
                                                702.257.1984
                                          702.362.0540 (fax)





November 26, 2002


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our review report of November 8, 2002, on the Financial Statements of Caredecision Corporation for the nine-months ended September 30, 2002, in its Form SB-2 Registration Statement dated November 26, 2002 to be filed with the US Securities and Exchange Commission.

Signed,

G. Brad Beckstead, CPA


/1/


G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)





November 26, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of April 15, 2002, on the Financial Statements of Caredecision Corporation for the period ended December 31, 2001, in its Form SB-2 Registration Statement dated November 26, 2002 to be filed with the US Securities and Exchange Commission.

Signed,

G. Brad Beckstead, CPA


/2/